Exhibit 99.1

International Headquarters
25881 Industrial Blvd.	2150 St. Elzéar Blvd. West
Hayward, CA., 94545	Laval, Quebec H7L 4A8
Main: 510.782.2286	Phone: 514.744.6792
FAX: 510.782.2287	Fax: 514.744.6272

Contact Information:

Solta Medical, Inc.	Valeant Pharmaceuticals International, Inc.
Investors:	Investors and Media:
Jenifer Kirtland	Laurie W. Little
415-568-9349	949-461-6002
jkirtland@evcgroup.com	laurie.little@valeant.com

Media:

Nicole Kruse

212-850-6025

nkruse@evcgroup.com

VALEANT PHARMACEUTICALS AGREES TO ACQUIRE SOLTA MEDICAL FOR $2.92 PER SHARE IN CASH

Combination Creates a Global Leader in Aesthetics

Transaction Values Solta at Approximately $250 Million

Transaction Expected to Close in the First Quarter of 2014

Laval, Quebec and Hayward, Calif. — December 16, 2013 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX and TSX: VRX) today announced that it has entered into a definitive agreement under which Valeant will acquire all of the outstanding common stock of Solta Medical, Inc. (NASDAQ: SLTM) for $2.92 per share in cash, which represents a 40% premium to Solta’s closing share price on December 13, 2013, the last trading day prior to announcement, or a transaction value of approximately $250 million. The transaction is expected to close in the first quarter of 2014 and Valeant expects the transaction, once completed, to be immediately accretive to Valeant’s cash earnings per share.

Solta designs, develops, manufactures, and markets energy-based medical device systems for aesthetic applications. Solta’s products include the Thermage CPT system that provides non-invasive treatment options using radiofrequency energy for skin tightening, the Fraxel repair system for use in dermatological procedures requiring ablation, coagulation, and resurfacing of soft tissue, the Clear + Brilliant system to improve skin texture and help prevent the signs of aging skin, and the Liposonix system that destroys unwanted fat cells resulting in waist circumference reduction. Solta had total revenue of approximately $145 million in 2012.

“The acquisition of Solta will bring tremendous value to Valeant’s current aesthetic portfolio and together with our previous acquisitions, will create the broadest aesthetic portfolio in the industry,” stated J. Michael Pearson, Chairman and Chief Executive Officer of Valeant. “Solta’s leading aesthetic devices are a natural fit with Valeant’s facial injectables, professional skin care products and physician dispensed products and will establish Valeant in a strong leadership position as we continue to build our presence in the aesthetic market. Moreover, this transaction will further enhance our ability to offer dermatologists and plastic surgeons the most comprehensive aesthetic product offering.”

“Our Board of Directors has determined that this all cash offer is in the best interest of our stockholders. We further believe the acquisition by Valeant provides the best opportunity for Solta Medical brands and our employees to achieve their full potential while generating a significant, near term return for our stockholders,” stated Mark Sieczkarek, Chairman of the Board and Interim CEO of Solta Medical. “Valeant has a proven track record of successfully integrating a number of major acquisitions into their portfolio and has established a significant presence in the aesthetics market. The addition of Solta’s industry leading brands and global sales organization creates a very compelling platform for future growth in the medical aesthetic segment. Our entire team looks forward to executing a smooth transition of our operations into the Valeant organization.”

Under the terms of the agreement, Valeant will commence a tender offer for all outstanding shares of Solta at a price of $2.92 per share in cash. The tender offer will be conditioned on the tender of a majority of Solta’s shares calculated on a diluted basis, as well as the receipt of regulatory approval and other customary closing conditions. Following the completion of the tender offer, a wholly owned subsidiary of Valeant will merge with Solta and the outstanding Solta shares not tendered in the tender offer will be converted into the right to receive the same $2.92 per share in cash paid in the tender offer. Solta’s Board has unanimously approved the transaction.

Piper Jaffray & Co. acted as financial advisor to Solta and Fenwick & West LLP acted as legal advisor to Solta. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal advisor to Valeant.

About Valeant Pharmaceuticals International, Inc.

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology, and branded generics. More information about Valeant Pharmaceuticals International, Inc. can be found at www.valeant.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers six aesthetic energy devices to address a range of issues, including skin resurfacing and rejuvenation with Fraxel® and Clear + Brilliant® body contouring and skin tightening with Liposonix® and Thermage® and acne reduction with Isolaz® and CLARO™. As the innovator and leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Using similar fractional laser technology, Clear + Brilliant is a unique, cost-effective treatment to prevent and improve the early signs of photoaging. For body contouring, Liposonix is a non-surgical treatment to reduce waist circumference with advanced high-intensity focused ultrasound (HIFU) technology to permanently destroy targeted fat beneath the skin. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. Isolaz was the first laser or light based system indicated for the treatment of inflammatory acne, comedonal acne, pustular acne, and mild-to-moderate inflammatory acne. CLARO is a personal care acne system that is the first FDA cleared over-the-counter IPL device that uses a powerful combination of both heat and light to clear skin quickly and naturally. More than two million procedures have been performed with Solta Medical’s portfolio of products around the world.

Forward-Looking Statements

This press release contains forward-looking statements regarding, among other things, the proposed acquisition by Valeant of Solta, expected timing and benefits of the transaction, as well as the impact on Valeant’s future cash earnings per share. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “intend,” “guidance” or similar expressions are forward-looking statements. Because these statements reflect Valeant’s and Solta’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect the proposed business combination of the companies, future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the risk that the acquisition will not close when expected or at all; the risk that Valeant’s business and/or Solta’s business will be adversely impacted during the pendency of the acquisition; the risk that the operations of the two companies will not be integrated successfully; and other risks and uncertainties, including those detailed from time to time in the companies’ periodic reports filed with the Securities and Exchange Commission (“SEC”) and in the case of Valeant, the Canadian Securities Administrators (“CSA”), including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, which have been filed with the SEC and in the case of Valeant, the CSA. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the companies’ actual results to differ materially from expected and historical results. The companies assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

The tender offer described in this release has not yet commenced and this release is not a recommendation or an offer to purchase or a solicitation of an offer to sell shares of Solta. At the time the tender offer is commenced Sapphire Subsidiary Corp. and Valeant will file a Tender Offer Statement on Schedule TO, containing an offer to purchase, form of letter of transmittal and related tender offer documents, with the SEC and Solta will file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer with the SEC. Valeant and Solta intend to mail these documents to the stockholders of Solta. These documents, as they may be amended from time to time, will contain important information about the tender offer and stockholders of Solta are urged to read them carefully when they become available. Stockholders of Solta will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Valeant files with the SEC will be made available to all stockholders of Solta free of charge at www.valeant.com. The Solicitation/Recommendation Statement and the other documents filed by Solta with the SEC will be made available to all stockholders of Solta free of charge at www.Solta.com.

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